                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Advanced Micro Devices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                        SUNNYVALE, CALIFORNIA 94088-3453


                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, APRIL 25, 1996

                               ----------------

  The Annual Meeting of Stockholders of Advanced Micro Devices, Inc., will be held at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 25, 1996, at 10:00 AM for the following purposes:

  1. To elect eight directors.

  2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation for the current year.

  3. To approve the 1996 Stock Incentive Plan.

  4. To approve the 1996 Executive Incentive Plan.

  5. To consider and act on a stockholder proposal concerning the Nominating Committee of the Board of Directors, as set forth in the proxy statement, if such proposal is properly brought before the meeting.

  6. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on February 26, 1996, are entitled to vote at this meeting and any adjournment or postponement thereof. A list of such stockholders is kept at the offices of the Corporation's transfer agent, The First National Bank of Boston, BancBoston Trust Company of New York, One Exchange Plaza, 55 Broadway, 3rd Floor, New York, New York. The meeting will be open to stockholders of record, proxyholders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

                                          By Order of the Board of Directors,

                                          Thomas M. McCoy
                                          Secretary

Sunnyvale, California
March 21, 1996

  PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE WILL HELP YOUR COMPANY ASSURE A QUORUM AND AVOID ADDITIONAL EXPENSE FOR PROXY SOLICITATION.

                          ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                        SUNNYVALE, CALIFORNIA 94088-3453

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 1996

  The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Micro Devices, Inc. (the "Corporation" or "AMD"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 10:00 AM at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 25, 1996, and at any adjournment or postponement thereof. Only holders of the Corporation's common stock of record on February 26, 1996, will be entitled to vote. Holders of common stock are entitled to one vote for each share held. There is no cumulative voting. At the close of business on the record date, there were approximately 133,337,618 shares of the Corporation's common stock outstanding.

  The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter, because under applicable rules of the New York Stock Exchange, the broker cannot vote on the matter in the absence of instructions from the beneficial owner. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting of Stockholders is discussed under each proposal, where applicable.

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Corporation prior to the meeting, or by attending the meeting and electing to vote in person.

  The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein. In the absence of specifications, a proxy will be voted FOR the nominees for director named herein, FOR the ratification of auditors, FOR approval of the 1996 Stock Incentive Plan, FOR approval of the 1996 Executive Incentive Plan, AGAINST the stockholder proposal set forth in the Notice of Annual Meeting of Stockholders if it is properly presented by the proponent or the proponent's qualified representative for action at the meeting, and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

  This Proxy Statement and the accompanying proxy were first sent to stockholders on approximately March 21, 1996. The cost of this solicitation is being borne by the Corporation. The Corporation may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram, by certain of the Corporation's directors and officers, without additional compensation. The Corporation has retained Georgeson & Company, Inc., professional proxy solicitors, to assist in the soliciting of proxies. Employees of the soliciting firm may solicit proxies personally, by telephone, facsimile and telegram, and by any other means of communication. The Corporation expects to pay the solicitor a fee of $8,000 plus normal out-of-pocket expenses for its assistance in soliciting proxies, for an anticipated total cost of approximately $30,000.

PRINCIPAL STOCKHOLDERS

  The following table shows the name, address, number of shares held, and percentage of shares held as of February 26, 1996, by each person or entity known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's common stock.

                                                                         PERCENT
         NAME AND ADDRESS          AMOUNT AND NATURE OF OWNERSHIP(/1/)   OF CLASS
         ----------------          -----------------------------------   --------
 Vanguard/Windsor Fund, Inc.       9,010,400(/2/) (shared                  6.76%
 P.O. Box 2600                     dispositive power and sole
 Valley Forge, PA 19482            voting power as to all shares)

 The Capital Group Companies, Inc. 9,271,100(/3/) (sole                    6.95%(/4/)
 333 South Hope Street             dispositive power as to all
 Los Angeles, CA 90071             shares; sole voting power as to
                                   1,662,800 of such shares)

--------
(1) The information contained herein is based on information reported by such entities as of December 31, 1995, in their most recent Schedule 13G filed with the SEC under the Securities Exchange Act of 1934, as amended.
(2) Information obtained from Amendment No. 2 to the statement on Schedule 13G filed on February 2, 1996 by Vanguard/Winsdor Fund, Inc., an investment advisory client of Wellington Management Company ("Wellington"), and from Amendment No. 2 to the statement on Schedule 13G filed February 8, 1996 by Wellington. Wellington, located at 75 State Street, Boston, MA 02109, is deemed the beneficial owner of 9,950,500 shares, representing 7.46% of the Corporation's common stock. Of the 9,950,500 shares owned by Wellington, they retain dispositive power as to all shares and shared voting power as to 880,100 shares. The 9,950,500 shares owned by Wellington includes the 9,010,400 shares beneficially owned by Vanguard/Windsor Fund, Inc.
(3) Information obtained from Amendment No. 6 to the joint statement on
    Schedule 13G filed February 9, 1996 by The Capital Group Companies, Inc. and Capital Research and Management Co., a registered investment advisor and a wholly owned subsidiary of The Capital Group Companies, Inc. The number of shares shown for The Capital Group Companies, Inc. includes 7,283,000 shares beneficially owned by Capital Research and Management Co. which reports that it has sole dispositive power as to such shares. The Capital Group Companies, Inc. is deemed to be the beneficial owner with respect to shares held by various institutional accounts over which various operating subsidiaries of The Capital Group Companies, Inc., including Capital Research and Management Co., exercise investment discretion. The principal business office of Capital Research and Management Co. is 333 South Hope Street, Los Angeles, California 90071.
(4) The aggregate percentage of outstanding shares beneficially owned by The Capital Group Companies, Inc. includes 5.46% beneficially owned by Capital Research and Management Co.

PROPOSAL NO. 1--ELECTION OF DIRECTORS

  As set by the Board of Directors pursuant to the Bylaws of the Corporation, the authorized number of directors to be elected at the 1996 Annual Meeting of Stockholders is eight. Directors will hold office from the time of their election until the next annual meeting of stockholders and until successors are elected and qualified. The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast FOR a nominee will be counted in determining whether that nominee has been elected as director. Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes.

  The following eight persons have been selected by the Nominating Committee of the Board of Directors and have been accepted by the Board as nominees for election to the Board: W. J. Sanders III, Dr. Friedrich Baur, Charles M. Blalack, Dr. R. Gene Brown, Richard Previte, S. Atiq Raza, Joe L. Roby, and Dr. Leonard Silverman. All of the nominees are incumbent directors. Anthony B. Holbrook, Vice Chairman of the Board since 1990 and former Chief Technical Officer of the Corporation, has decided not to stand for re-election as a director at the 1996 Annual Meeting of Stockholders. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the proxyholders may in their discretion determine. Shares represented by the enclosed proxy will be voted FOR the election of these nominees, unless authority to vote for one or more nominees is withheld.

  The experience and background of each of the nominees are set forth below.

  W. J. Sanders III--Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc. Mr. Sanders co-founded the Corporation in 1969. He is also a Director of Donaldson, Lufkin & Jenrette, Inc. a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, and the parent company of Donaldson, Lufkin & Jenrette Securities Corporation.

  Dr. Friedrich Baur--Dr. Baur has been President and Managing Partner of MST Beteiligungs und Unternehmensberatungs GmbH, a German consulting firm, since 1990. Beginning in 1953, Dr. Baur held a variety of positions of increasing responsibility with Siemens AG, retiring in 1982 as Executive Vice President and a Managing Director. He also represented Siemens on the Board of Directors of Advanced Micro Devices, Inc. from 1978 until 1982. From 1982 to 1990, Dr. Baur was Chairman of the Board of Zahnradfabrik Friedrichshafen AG, a publicly traded German company.

  Charles M. Blalack--Mr. Blalack is Chairman of the Board and Chief Executive Officer of Blalack and Company, an investment banking firm and a member of the NASD. From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., also an investment banking firm and member of the NASD. Prior to that, he was founder, chairman and chief executive officer of BW & Associates, an investment banking firm and member of the NYSE. Mr. Blalack was a member of the Board of Directors of Monolithic Memories, Inc. until it was acquired by the Corporation in 1987. Mr. Blalack is currently a member of the Board of Directors of GranCare, Inc.

  Dr. R. Gene Brown--Dr. Brown is a private investor and management consultant. Dr. Brown is also a Managing Director of Putnam, Hayes & Bartlett, Inc., an economic consulting firm. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard, then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, President of Berkeley BioEngineering.

  Richard Previte--Mr. Previte is President and Chief Operating Officer of Advanced Micro Devices, Inc. Prior to his election as President in 1990, Mr. Previte served as Executive Vice President and Chief Operating Officer from 1989 to 1990, Chief Financial Officer and Treasurer of the Corporation from shortly after its founding in 1969 until 1989, and Chief Administrative Officer and Secretary of the Corporation from 1986 to 1989.

  S. Atiq Raza--Mr. Raza is Corporate Vice President and Chief Technical Officer of Advanced Micro Devices, Inc. Prior to joining the Corporation, Mr. Raza was the Chairman, Chief Executive Officer, President and Secretary of NexGen, Inc. ("NexGen") and held those positions from 1991 until it was acquired by the Corporation on January 17, 1996. From September 1988 until January 1991, Mr. Raza served as NexGen's Executive Vice President responsible for engineering, marketing and prototype manufacturing. He was a member of NexGen's Board of Directors since August 1989 and was elected Chairman of the Board in May 1994. In addition, Mr. Raza became a member of the Board of Directors of Paradigm Technology, Inc. in December 1995.

  Joe L. Roby--Mr. Roby is the President, Chief Operating Officer and a director of Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), a diversified financial services company and the parent company of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Roby has been a member of the Board of Directors of DLJ since 1989. He was appointed President of DLJ in February 1996. Prior to his appointment as the Chief Operating Officer of DLJ in November 1995, Mr. Roby was the Chairman of the Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation, a position he had held since 1989. In addition, Mr. Roby is a member of the Board of Directors of Sybron International Corporation.

  Dr. Leonard M. Silverman--Dr. Silverman is Dean of the School of Engineering of the University of Southern California, and has held that position since 1984. He was elected to the National Academy of Engineering in 1988, and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman also served on the Board of Directors of Tandon Corporation from 1988 to 1993. Dr. Silverman is also a member of the Board of Directors of Diodes, Inc.

STOCK OWNERSHIP TABLE

  The table below indicates the number of shares of the Corporation's common stock beneficially owned as of February 26, 1996, by current directors, the nominees recommended by the Nominating Committee and nominated by the Board of Directors for election as directors, by each of the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.

                DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

                                              COMMON STOCK BENEFICIALLY
                                  DIRECTOR            OWNED AS          PERCENT
            NAME              AGE  SINCE      OF FEBRUARY 26, 1996(/1/) OF CLASS
            ----              --- --------    ------------------------- --------
W. J. Sanders III...........   59   1969              1,270,411/(2)/       *
Dr. Friedrich Baur..........   68   1994/(3)/             4,800/(4)/       *
Charles M. Blalack..........   69   1989                 15,000/(5)/       *
Dr. R. Gene Brown...........   63   1969                 42,910/(6)/       *
Anthony B. Holbrook.........   56   1987                348,609/(7)/       *
Richard Previte.............   61   1990                393,212/(8)/       *
S. Atiq Raza................   47   1996                669,051/(9)/       *
Joe L. Roby.................   56   1991                 27,800/(10)/      *
Dr. Leonard M. Silverman....   56   1994                  4,800/(11)/      *
Marvin D. Burkett/(12)/.....   53    N/A                248,784/(13)/      *
Eugene D. Conner/(14)/......   52    N/A                319,199/(15)/      *
Stephen J. Zelencik/(16)/...   61    N/A                159,654/(17)/      *
All directors and executive
 officers as a group/(14)/..         N/A              3,622,507/(18)/    2.26%

--------
   * Less than one percent (1%)
 /(1)/ Some of the individuals listed herein may share voting power with regard to the shares listed herein with their spouses.
 /(2)/ Includes 1,000,000 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter. Excludes any shares which may be owned by Mr. Sanders' wife, as to which Mr. Sanders disclaims beneficial ownership.
 /(3)/ Dr. Baur was previously a member of the Board of Directors, from 1978 until 1982.
 /(4)/ Includes 4,800 shares subject to options that are exercisable on February
       26, 1996, or become exercisable within sixty (60) days thereafter.
 /(5)/ Includes 15,000 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
 /(6)/ Includes 11,000 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
 /(7)/ Includes 272,862 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
 /(8)/ Includes 245,550 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
 /(9)/ Includes 655,499 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
/(10)/ Includes 15,000 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
/(11)/ Includes 4,800 shares subject to options that are exercisable on February
       26, 1996, or become exercisable within sixty (60) days thereafter.
/(12)/ Mr. Burkett is Senior Vice President, Chief Financial and Administrative
       Officer and Treasurer of Advanced Micro Devices, Inc.
/(13)/ Includes 248,784 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
/(14)/ Mr. Conner is Senior Vice President, Operations of Advanced Micro
       Devices, Inc.
/(15)/ Includes 309,264 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
/(16)/ Mr. Zelencik is Senior Vice President and Chief Marketing Executive of
       Advanced Micro Devices, Inc.
/(17)/ Includes 123,125 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.
/(18)/ Includes 3,068,544 shares subject to options that are exercisable on February 26, 1996, or become exercisable within sixty (60) days thereafter.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held seven regularly scheduled or special meetings during the fiscal year ended December 31, 1995 (the "Fiscal Year"). Each current member of the Board of Directors nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during the Fiscal Year. The Corporation has standing Audit, Nominating and Compensation Committees of the Board of Directors.

  Audit Committee

  The Audit Committee, which during the Fiscal Year consisted of Dr. R. Gene Brown as Chairman, Mr. Joe L. Roby and Mr. Charles M. Blalack, all non-employee directors, held three meetings during the Fiscal Year. Members are appointed annually by the full Board. The functions of the Audit Committee include the review of the Corporation's accounting policies, internal controls, financial reporting practices, and the services and fees of independent auditors. In connection with these reviews it meets alone with appropriate Corporation financial and legal personnel and with the independent auditors who have free access to the Committee at any time. The Corporation's Internal Control Department, whose director reports directly to the Chairman of the Audit Committee, serves a staff function for the Committee. The Committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of the Corporation. The Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

  Nominating Committee

  The Nominating Committee is comprised of Mr. W. J. Sanders III as Chairman, Mr. Joe L. Roby, Mr. Charles M. Blalack, and Dr. R. Gene Brown. This Committee met once during 1995 to consider nominees for the 1995 annual meeting. Stockholders who wish to submit names of prospective nominees for consideration by the Nominating Committee should do so in writing to the Secretary of the Corporation in accordance with the Bylaws of the Corporation.

  Compensation Committee

  The Compensation Committee is currently comprised of Mr. Charles M. Blalack as Chairman, Dr. R. Gene Brown and Mr. Joe L. Roby. Effective after the 1996 Annual Meeting of Stockholders, the Compensation Committee will be comprised of Mr. Blalack and Dr. Brown. Members are appointed annually by the full Board. The Committee reviews, in consultation with management, existing and proposed compensation plans, programs and arrangements both for officers of the Corporation and for certain non-officer employees. In consultation with the Committee, the Chief Executive Officer reviews and approves salaries for other executive officers. The Compensation Committee, upon recommendations of management, also grants stock options and stock appreciation rights and awards restricted stock to key employees, including officers and members of the Board who are employees of the Corporation. During 1995, the Compensation Committee met nine times. The Board has also delegated to Mr. Sanders, acting as the sole member of the Employee Stock Committee of the Board, the authority to grant stock options and award restricted stock in amounts up to 25,000 shares per employee per year and otherwise to administer the plans with respect to employees who are not also members of the Board or officers. The Employee Stock Committee took action thirty-seven times during the Fiscal Year.

  Directors' Fees and Expenses

  Directors who are not employees of the Corporation individually receive an annual fee of $20,000, a fee of $1,000 for attendance at each regular or special nontelephonic meeting of the Board, and a fee of $500 for attendance at each nontelephonic meeting of each committee (other than the Nominating Committee) on which they serve. In addition, the Chairman of the Audit Committee receives an annual fee of $20,000 for services in that capacity, and the Chairman of the Compensation Committee receives an annual fee of $4,000 for services in that capacity. No additional amounts are paid for special assignments. The Corporation also reimburses reasonable out-of-pocket expenses incurred by Directors performing services for the Corporation, including travel expenses of their spouses.

  Pursuant to a nondiscretionary formula set forth in the 1992 Stock Incentive Plan, non-employee Directors also receive stock options covering 12,000 shares on their initial election to the Board (the "First Option"), and automatically receive supplemental options covering 3,000 shares on each subsequent re-election (the "Annual Option"). The First Option vests in increments of 4,800, 3,600, 2,400 and 1,200 shares on July 15 of the first, second, third and fourth calendar years following election. Each Annual Option vests in increments of 1,000 shares each on July 15 of the second, third and fourth calendar years following re-election. Each such option is granted with an exercise price at fair market value on the date of grant. These options expire on the earlier of ten years from the grant date or twelve months following termination of the Director's service on the Board. Similar provisions for non-employee Directors are contained in the 1996 Stock Incentive Plan which, if approved by the stockholders (see Proposal No. 3), will be in effect in place of the 1992 Stock Incentive Plan.

  Any non-employee Director may elect to defer receipt of all or a portion of his annual fees and meeting fees, but not less than $5,000. Deferred amounts plus interest are credited to an account for recordkeeping purposes and are payable in a lump sum cash payment or in installments over a period of years, as elected by the Director. Except in the case of the Director's death or disability, payments commence upon the latest of the Director's tenth anniversary of his first deferral, age 55, or upon retirement from the Board, but in no event later than age 70. The aggregate amount of retirement payments equals the Director's deferred fees plus the accumulation of interest. In the event of the Director's death, his beneficiary will receive the value of his account plus, in certain cases, a supplemental death benefit of up to ten times the average annual amount of his deferred fees. During 1995, Dr. Brown deferred fees in the amount of $20,000 pursuant to this program. In addition, Dr. Brown received the use of an automobile provided by the Corporation, a value taxable to him at $20,000 in lieu of his annual fee for acting as Chairman of the Audit Committee. Dr. Brown also received family medical and dental insurance coverage from the Corporation at a cost of $5,371.

  Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 15 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee (the "Committee") sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, grants stock options and stock appreciation rights, and awards restricted stock to executives.

  Compensation Philosophy and Policies

  The Committee believes that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative, and are rewarded appropriately for that innovation. In order to provide a direct link between corporate performance and compensation which will attract and retain top caliber employees, the Committee's compensation philosophy is to provide total compensation opportunities that are highly competitive with the pay practices of other industry-leading companies. This is accomplished through a combination of cash incentives and equity incentives which are granted to a broad range of the Corporation's employees. This closely aligns employee interests with those of the Corporation's stockholders. This alignment is evident in the executive compensation program, which is designed to:

  . Strengthen the relationship between pay and stockholder value by focusing on variable compensation, such as annual and long-term performance incentives and executive ownership of shares, using stock options and other programs.

  . Enhance the Corporation's ability to attract, encourage and retain exceptionally knowledgeable and experienced executives.

  .  Balance short-term and long-term business goals.

  Decisions concerning specific 1995 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, and competitive pay position. In all cases, the Committee's specific decisions involving 1995 executive officer compensation were ultimately based upon the Committee's judgment regarding the individual executive officer's performance, whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the continuation of the Corporation's long-term profit performance and whether such compensation decisions are in the best interests of the stockholders.

  Base Salary

  In recognition of Mr. Sanders' service and contribution to the continued success of the Corporation and to ensure his continued service as Chairman and Chief Executive Officer, the Corporation entered into an employment agreement with him effective July 1, 1991, which continues through December 31, 1996, unless extended by Mr. Sanders for a period of one year. Mr. Sanders' agreement provides that his base salary will be reviewed annually by the Board of Directors or its delegate (currently the Committee), and increased if performance and competitive practices so warrant. In reviewing the Chief Executive Officer's base salary, the Committee considers in its discretion such factors as individual performance (leadership, industry activities and strategic positioning), corporate performance (sales growth, profitability, return on equity, and maintaining a competitive advantage), and competitive pay practices. The Committee balances the foregoing factors and does not assign relative priority or weight to any one factor.

  In 1995, after taking the foregoing factors into account, the Committee approved a 2.8% increase to Mr. Sanders' base salary for a total base salary of $978,887. The Committee decided to limit the increase in his base salary to the cost of living increase permitted under Section 162(m) of the Internal Revenue Code (the "Code") as discussed below.

  In consultation with members of the Committee, the Chief Executive Officer reviews annually every other executive officer's base salary, including those officers who are also directors. When reviewing base salaries, individual and corporate performance, levels of responsibility and competitive pay practices are considered. Such factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor.

  In analyzing competitive pay practices, the Committee has reviewed compensation practices of certain high technology companies with annual revenues generally in excess of $1 billion. Most of these companies are included in the S&P High Technology Composite Index used in the performance graph appearing in the Corporation's Proxy Statement. The Corporation endeavors to attract and retain top caliber employees, and therefore sets base salary at or above the median for this group of companies.

  Annual Incentives

  Annual incentive opportunities allow the Corporation to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, the Corporation allocates up to ten percent of operating profits to a profit sharing program in which all domestic and U.S. expatriate employees participate. A portion of this allocation is paid in cash and a portion is contributed to a tax qualified deferred retirement plan.

  Mr. Sanders' employment agreement provides for a formula-based annual incentive bonus payable in an amount equal to 0.6% of the annual adjusted operating profits of the Corporation, not to exceed 200% of Mr. Sanders' annual base salary. Any amount exceeding the maximum annual award (the "Unpaid Contingent Bonus") is carried forward and added to the award for any of the next three fiscal years and then lapses. Any previously unpaid carried forward amount is forfeited at the end of the term of the agreement. The employment agreement provides that a discretionary bonus may also be awarded by the Board or its delegate (currently the Committee) for unique performance achievements which, among other things, include Mr. Sanders' contribution to the accomplishment of the Corporation's long-range business goals, the success of various corporate strategies and unique services rendered in connection with the maintenance of or increase in stockholder value of the Corporation. The additional discretionary bonus is not capped, nor is it carried forward from year to year. Pursuant to a bonus agreement entered into in 1992, Mr. Previte is eligible for and received an annual incentive bonus similar to Mr. Sanders' bonus, but based on 0.3% of adjusted operating profits.

  All senior executives with titles of vice president and above, other than Mr. Sanders and Mr. Previte, were eligible for and earned awards under the Executive Bonus Plan for 1995. The Corporation adopted a revised Executive Bonus Plan in 1994. All 1995 bonuses were paid under the revised plan. The plan has a short-term component and a long-term component discussed below. The amount payable under the short-term component of the Executive Bonus Plan ranges from 0% to 100% of base salary depending on the executive's level of responsibility. For 1995, 80% of the targeted bonus under the short-term component was based on the Corporation's achievement of predetermined operating income goals beyond a threshold level of operating income. The remaining 20% of the targeted bonus under the short-term component was based on the executive's achievement of various group and division goals developed by the executive's manager. During 1995, all eligible and participating executive officers earned less than target amounts under the corporate performance portion of the short-term component. The extent to which executives earned awards under the portion of the short-term component which is based on the achievement of group or division goals varied by individual. At the 1996 Annual Meeting of Stockholders, the stockholders are being asked to approve the 1996 Executive Incentive Plan so that incentive compensation paid will continue to be deductible.

  Long-Term Incentives

  Bonuses under the long-term component of the Executive Bonus Plan were based on the Corporation's 3-year average return on equity (ROE) relative to that of the S&P 500 Index, and on the Corporation's 3-year sales growth relative to that of the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, the Corporation must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by management, approved by the Committee and reviewed by the Board. The maximum amount payable under the long-term component is up to 60% of base salary depending on the executive's level of responsibility. During 1995, all eligible and participating executives (which does not include Messrs. Sanders and Previte) earned an award under the long-term component of the Executive Bonus Plan that was significantly below the maximum.

  The Committee has the authority to administer and grant stock options to key employees pursuant to the 1992 Stock Incentive Plan and other stock option plans, and to award shares of restricted stock to selected employees pursuant to the 1987 Restricted Stock Award Plan. Grants and awards under these stock plans provide an immediate and direct link to stockholder interests. The Corporation and its stockholders benefit from the increased employee morale and productivity that the Corporation believes are associated with these grants and awards, as well as the ability to retain key employees through the vesting provisions of the grants and awards. At the 1996 Annual Meeting of Stockholders, the stockholders are being asked to approve the 1996 Stock Incentive Plan so that the Corporation may continue to grant options consistent with the Committee's compensation philosophy.

  The number of shares subject to option grants or restricted stock awards is based on the Corporation's business plans, the executive's level of corporate responsibility, individual performance, historical award data, and competitive practices of high technology companies with annual revenues generally in excess of $1 billion and other industry-leading companies. In making these grants and awards the Committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the Committee generally does not consider either the number of unrestricted shares, restricted shares or options the executive holds, or whether an executive has exercised previously granted options.

  Options granted generally become exercisable after continued employment for a period of six months to four years. The Committee granted options in 1995 to the executives named in the Option/SAR Grant Table of the Proxy Statement. Restricted stock awarded generally becomes freely transferable after continued employment for a period of six months to five years. Restricted stock awards to employees named in the Summary Compensation Table are performance based as a means of preserving tax deductibility under Section 162(m) of the Code as discussed below. No restricted stock awards were granted to employees named in the Summary Compensation Table in 1995.

  In 1994, the Committee awarded 60,000 shares of performance-based restricted stock to Mr. Sanders. The restricted stock awarded to Mr. Sanders will vest, if at all, only upon the achievement of targeted average quarterly stock prices of the Corporation's common stock beginning in the last quarter of 1996. For example, if the Corporation's average quarterly stock price in the fourth quarter of 1996 meets or exceeds the target quarterly stock price, then restrictions on the shares will be lifted. If the quarterly stock price does not meet or exceed the target, then the restrictions on the shares will be lifted if the quarterly stock price target is met in any succeeding quarter through the last quarter of 1998. If none of the quarterly stock price targets are achieved by the last quarter of 1998, Mr. Sanders will forfeit all the performance-based restricted stock then remaining.

  In 1994, the Committee also awarded 120,000 shares of performance-based restricted stock to Mr. Previte. The restricted stock will vest, if at all, at the rate of 30,000 shares per year only upon the achievement of targeted average quarterly stock prices of the Corporation's common stock beginning in the first quarter of 1995. In 1995, the average quarterly stock price for the quarter ended April 2, 1995, exceeded the targeted stock price. Therefore, on April 4, 1995, the Committee declared that 30,000 of the shares awarded to Mr. Previte vested. If the Corporation's average quarterly stock price in 1996, 1997 or 1998 meets or exceeds the targeted quarterly stock price, then restrictions on additional shares will be lifted. If the targeted goals are not achieved by the last quarter of 1998, Mr. Previte will forfeit any remaining shares of restricted stock which have not yet vested.

  The terms of the restricted stock awards to Mr. Sanders and Mr. Previte each provide that if the officer's employment with the Corporation is terminated before the performance goals are met, he will forfeit any performance-based restricted stock then remaining. If termination of employment is due to the officer's death or disability, the officer or his qualified representative will be entitled to receive unrestricted stock if the performance goals are met within twelve months after the officer's death or disability. The restrictions on the performance-based restricted stock awarded to Messrs. Sanders and Previte will also be lifted in connection with certain changes in control of the Corporation. For more information, please see the discussion in the Proxy Statement under the heading "Change in Control Arrangements."

  The quarterly stock price targets which must be met before the restrictions on the restricted stock awarded to Messrs. Sanders and Previte will be lifted were determined by management with the assistance of an independent compensation consultant and were approved by the Committee. The quarterly stock price targets were calculated to reflect a 15% increase compounded annually in the price of the Corporation's common stock which equals or exceeds the historical performance of the S&P 500 Index. Tying the vesting of the performance-based restricted stock to increases in the average quarterly stock prices of the Corporation's common stock, directly links Messrs. Sanders' and Previte's compensation and the performance of the Corporation's common stock. The awards will provide an incentive paid only if all stockholders benefit through an increased stock price.

  Tax Policy

  Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Corporation has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To this end, the Corporation is seeking stockholder approval of the 1996 Executive Incentive Plan and the 1996 Stock Incentive Plan which are designed to comply with the deductibility requirements of Section 162(m).

  With respect to compensation arrangements outside of the 1996 Executive Incentive Plan, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m). The Committee believes that the Corporation can claim full deductibility of amounts paid under existing executive compensation arrangements.

  With respect to its equity compensation arrangements, the Committee has structured stock option grants and performance-based restricted stock awards in a manner that ensures the tax deductibility of such amounts. However, under
Section 162(m) regulations, if the performance-based restricted stock awarded to Messrs. Sanders and Previte vests in connection with a change in control of the Corporation before the performance goals are met, then the compensation attributable to such awards may not be deductible by the Corporation.

  While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Corporation may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

  Conclusion

  The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Corporation's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Corporation. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of the Corporation's business may result in highly variable compensation for a particular time period.

    Charles M. Blalack
    R. Gene Brown
    Joe L. Roby

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee in 1995 and through the Corporation's 1996 Annual Meeting are Mr. Charles M. Blalack, Dr. R. Gene Brown, and Mr. Joe L. Roby. Mr. Sanders is the sole member of the Employee Stock Committee, which grants stock options and awards restricted stock to employees who are not also officers. Mr. Sanders has the authority to act alone in making determinations concerning the compensation of executives other than himself, but often makes such determinations in consultation with the Compensation Committee. After the Corporation's 1996 Annual Meeting, the members of the Compensation Committee will be Mr. Blalack and Dr. Brown.

  Mr. Roby is the President, Chief Operating Officer and a director of Donaldson, Lufkin & Jenrette, Inc. ("DLJ"). Over the past twenty years, Donaldson, Lufkin & Jenrette Securities Corporation, a wholly owned subsidiary of DLJ, has provided investment banking services to the Corporation. In exchange for the payment of a fee, DLJ acted as a standby purchaser in connection with the Corporation's call for redemption on March 13, 1995, of the Corporation's Depositary Convertible Exchangeable Preferred Shares. DLJ has also recently acted as the Corporation's financial advisor in connection with various matters, including the Corporation's acquisition of NexGen. Donaldson, Lufkin & Jenrette Securities Corporation may provide investment banking services to the Corporation again during 1996.

  W. J. Sanders III, the Corporation's Chief Executive Officer and Chairman of the Board, became a member of the Board of Directors of Donaldson, Lufkin & Jenrette, Inc. in November 1995. Mr. Sanders was an advisory director of Donaldson, Lufkin & Jenrette, Inc. from February 1985 to November 1995.

EXECUTIVE COMPENSATION

  The following table shows for the three fiscal years ended December 31, 1995, the compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and to the four other most highly paid executive officers whose aggregate salary and bonus compensation exceeded $100,000.

                     SUMMARY COMPENSATION TABLE (1993-1995)

                                                                                    LONG-TERM
                                  ANNUAL COMPENSATION                          COMPENSATION AWARDS
                         ---------------------------------------------    ------------------------------
          (A)            (B)    (C)       (D)                 (E)                (F)            (G)             (I)
                                                                                             SECURITIES
        NAME AND                                          OTHER ANNUAL       RESTRICTED      UNDERLYING      ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY  BONUS/(1)/         COMPENSATION    STOCK AWARDS/(2)/ OPTIONS/SARS COMPENSATION/(3)/
   ------------------    ---- -------- ----------         ------------    ----------------- ------------ -----------------
W. J. Sanders III....... 1995 $978,887 $2,026,961/(4)/      $278,704/(5)/    $        0             0         $34,923
 Chairman and Chief      1994 $952,225 $3,573,261/(6)/      $315,578/(7)/    $1,597,200       200,000         $51,648
 Executive Officer       1993 $929,000 $2,141,618/(8)/      $141,000/(9)/    $        0             0         $40,926
Richard Previte......... 1995 $660,495 $1,358,757/(10)/     $      0         $        0       100,000         $29,060
 President and Chief     1994 $606,250 $1,801,952/(11)/     $      0         $3,194,000       152,500         $46,592
 Operating Officer       1993 $543,125 $1,073,888           $      0         $        0        25,000         $33,796
Stephen J. Zelencik..... 1995 $403,978 $  444,432           $      0         $        0        50,000         $20,890
 Senior Vice President   1994 $364,022 $  599,069           $      0         $        0        72,125         $41,467
 and Chief Marketing     1993 $334,593 $  326,252           $      0         $        0        12,500         $31,882
 Executive
Marvin D. Burkett....... 1995 $373,154 $  319,743           $      0         $        0        50,000         $21,718
 Senior Vice President   1994 $348,750 $  513,379           $      0         $        0        75,000         $40,443
 Chief Financial and     1993 $310,499 $  271,935           $      0         $        0        12,500         $30,657
 Administrative Officer
 and Treasurer
Eugene D. Conner........ 1995 $362,789 $  318,212           $      0         $        0        50,000         $21,297
 Senior Vice President,  1994 $342,000 $  499,425           $      0         $        0        75,000         $38,542
 Operations              1993 $313,501 $  287,401           $      0         $        0        12,500         $28,824

--------
/(1)/ For the named persons, includes cash profit sharing in the following amounts for Messrs. Sanders, Previte, Zelencik, Burkett and Conner, respectively: for 1995, $69,187, $46,157, $28,009, $26,264 and $25,535;
      for 1994, $90,711, $60,677, $36,445, $34,903 and $34,240; for 1993,
      $60,200, $34,879, $21,489, $19,935 and $20,128.
/(2)/ The dollar value of the restricted stock appearing in the table is based on the closing sales price of AMD common stock on August 5, 1994 ($26.63), the date of the award. The total number of restricted shares held, and their aggregate value, at December 31, 1995, were as follows: for Mr. Sanders, 120,000 shares valued at $1,980,000; for Mr. Previte, 90,000 shares valued at $1,485,000; and for the four other persons listed on the table, none. The value is based on the closing sales price of AMD common stock on December 29, 1995 ($16.50), and does not reflect the diminution in value resulting from the restrictions placed on such shares. Mr. Sanders and Mr. Previte have voting and dividend rights with respect to the restricted shares. Of the 120,000 restricted shares held by Mr. Sanders at year-end, 60,000 shares vested in January 1996, and the remaining 60,000 restricted shares will vest, if at all, upon achievement of targeted average quarterly stock prices beginning in the last quarter of 1996. If the applicable target for the last quarter of 1998 is not met, Mr. Sanders will forfeit the 60,000 shares of performance-based restricted stock awarded in 1994. In April 1995, 30,000 restricted shares awarded to Mr. Previte vested because the quarterly stock price for the quarter ended April 2, 1995, exceeded the targeted stock price. The remaining restricted shares awarded to Mr. Previte will vest, if at all, upon achievement of targeted average quarterly stock prices at a rate of 30,000 shares per year beginning with the first quarter of 1996 and ending with the last quarter of 1998. If the targets for 1996 through the last quarter of 1998 are not met, Mr. Previte will forfeit any restricted shares then remaining. The quarterly stock price targets which must be met before the restrictions on the restricted stock awarded to Messrs. Sanders and Previte will be lifted were determined with the assistance of an independent compensation consultant and were approved by the Committee. The quarterly stock price targets were calculated to reflect a 15% increase compounded annually from the grant date in the price of the Corporation's common stock which equals or exceeds the historical performance of the S&P 500 Index. Vesting of all of Mr. Sanders' remaining restricted shares is subject to acceleration under the terms of his management continuity agreement upon a Change in Control of the Corporation. Vesting of Mr. Previte's restricted shares is also subject to acceleration under the terms of his management continuity agreement upon termination of his employment with the Corporation following a Change in Control of the Corporation. In addition, vesting of all restricted stock held by Messrs. Sanders and Previte is subject to acceleration if more than 50% of the outstanding equity or assets of the Corporation are acquired by another corporation pursuant to merger, sale of substantially all the assets, tender offer or other business combination, other than a transaction in which the stockholders of the Corporation prior to the transaction retain a majority interest in the surviving corporation.
/(3)/ Includes, for the most recent fiscal year and for each of the named persons, the Corporation's contributions to the Corporation's tax-qualified profit sharing plan in the amount of $15,115, the Corporation's matching contributions to the Corporation's 401(k) Plan in the amount of $2,250, and on behalf of Messrs. Sanders, Previte, Zelencik, Burkett and Conner, the Corporation's contributions to the Corporation's Excess 415 Plan (nonqualified deferred compensation) in the amounts of $0, $0, $0, $0 and $0, respectively, the Corporation's matching contributions to the Executive Savings Plan in the amounts of $12,038, $5,836, $0, $2,407 and $2,278 respectively, and the amount of premiums paid by the Corporation for term life insurance in the amounts of $5,520, $5,859, $3,525, $1,946 and $1,654, respectively.
      The Corporation has purchased individual insurance policies for Messrs. Sanders, Previte, Zelencik, Burkett and Conner. The Corporation has agreed to continue to pay premiums on each policy for each year in an amount sufficient to maintain a death benefit of at least three times the executive officer's base salary, subject to a limit of $2,000,000, plus, for each year in which the executive officer defers compensation under the Executive Savings Plan (the "Plan"), the Corporation may pay the amount equal to such deferrals. The executive officer will become entitled to fully exercise his ownership rights in the policy free of the security interest in the policy granted to the Corporation only if he continues employment with the Corporation until the date set forth in the agreement, becomes totally disabled, is terminated without cause or terminates employment following a change in control under certain conditions, or if the Corporation fails to pay the required premiums on the policy. If an executive officer's rights in his policy become unencumbered, his benefits under the Plan will be reduced by an amount equal to the cash surrender value of the policy. If the executive officer terminates employment before his rights in the policy become unencumbered, the Corporation will be entitled to receive an amount equal to the cash surrender value of the policy. If the executive officer dies while employed by the Corporation and before his rights in the policy become unencumbered, the executive officer's beneficiary will be entitled to receive a portion of the policy's death benefit equal to three times the executive officer's base salary, subject to a limit of $2,000,000. The value of the premium attributable to this term insurance provided under each policy has been included in the amounts described above. The cash surrender value of the life insurance policies of Messrs. Sanders, Previte and Zelencik exceeded the balance of the deferred compensation and interest credited to their accounts under the Plan by a maximum of approximately $29,193, $10,489, and $9,074, respectively, during 1995. (The cash surrender value of the life insurance policies of Messrs. Burkett and Conner did not exceed the balance credited to their accounts.) Thus, if the rights of Messrs. Sanders, Previte and Zelencik in their life insurance policies had become unencumbered in 1995, they would have received benefits which would have exceeded their benefits payable under the Plan by the foregoing amounts. For more information concerning the Plan and life insurance arrangements for the named executive officers, please see the respective discussions under the section entitled "Compensation Agreements."
/(4)/ A maximum amount of $1,957,774 was paid out with respect to fiscal year
      1995. In addition, a balance of $802,766, the Unpaid Contingent Bonus, was carried over from 1995 for payment with respect to fiscal year 1996 or 1997, if Mr. Sanders' bonus for any such year does not exceed the maximum amount. (Payment with respect to fiscal year 1997 may only occur if Mr. Sanders extends his employment agreement to December 31, 1997.) In no event will the combination of the bonus determined in any fiscal year plus the Unpaid Contingent Bonus carried over from prior years exceed the maximum bonus amount. If the Unpaid Contingent Bonus is not paid within such time, it is forfeited. For example, $74,976, the Unpaid Contingent Bonus earned in 1992 and carried forward for potential payment in fiscal years 1993 through 1995, is no longer available for payment to Mr. Sanders.
 /(5)/ Includes $98,310 of in-kind compensation in the form of the use of company-provided vehicles and drivers, $123,319, the cost to AMD of providing physical security services, and cash payments for tax gross-ups in the amount of $44,622.
 /(6)/ A maximum amount of $1,904,450 was paid out with respect to fiscal year
       1994, with a balance of $1,578,100, the Unpaid Contingent Bonus, carried over for payment with respect to fiscal year 1995, 1996 or 1997 (if Mr. Sanders extends his employment agreement to December 31, 1997). Both the maximum amount and the Unpaid Contingent Bonus are included in the Summary Compensation Table.
 /(7)/ Includes $93,206 of in-kind compensation in the form of the use of company-provided vehicles and drivers, $181,556, the cost to AMD of providing physical security services, and cash payments for tax gross-ups in the amount of $39,416.
 /(8)/ A maximum amount of $1,854,837 was paid out with respect to fiscal year
       1993, with a balance of $226,580, the Unpaid Contigent Bonus, carried over for payment with respect to fiscal year 1994, 1995 or 1996. Both the maximum amount and the Unpaid Contingent Bonus are included in the Summary Compensation Table.
 /(9)/ Includes $94,937 of in-kind compensation, in the form of the use of company-provided vehicles and drivers, and cash payments for tax gross-ups in the amount of $38,663.
/(10)/ A maximum amount of $1,312,600 was paid out with respect to fiscal year
       1995. In addition, a balance of $67,670, the Unpaid Contingent Bonus, was carried over from 1995 for payment with respect to fiscal year 1996, 1997 or 1998, if Mr. Previte's bonus for any such year does not exceed the maximum amount. In no event will the combination of the bonus determined in any fiscal year plus the Unpaid Contingent Bonus carried over from prior years exceed the maximum bonus amount. If the Unpaid Contingent Bonus is not paid within such time, it is forfeited.
/(11)/ A maximum amount of $1,250,000 was paid out with respect to fiscal year
       1994, with a balance of $491,275, the Unpaid Contingent Bonus, carried over for payment with respect to fiscal year 1995, 1996 or 1997. Both the maximum amount and the Unpaid Contingent Bonus are included in the Summary Compensation Table.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                             STOCK PRICE APPRECIATION
                                                                                  FOR OPTION TERM
                                                                             -------------------------
          (A)                (B)          (C)           (D)          (E)         (F)            (G)

                          NUMBER OF    % OF TOTAL
                          SECURITIES  OPTIONS/SARS
                          UNDERLYING   GRANTED TO
                         OPTIONS/SARS EMPLOYEES IN EXERCISE PRICE EXPIRATION
          NAME           GRANTED/(1)/ FISCAL YEAR    PER SHARE       DATE         5%          10%
          ----           ------------ ------------ -------------- ---------- ------------ ------------
W. J. Sanders III.......         0        0.00%          --           --          --           --
Richard Previte.........   100,000        3.83%        $35.38       5/8/05   $  2,225,029   $5,638,660
Stephen J. Zelencik.....    50,000        1.91%        $35.38       5/8/05   $  1,112,514   $2,819,330
Marvin D. Burkett.......    50,000        1.91%        $35.38       5/8/05   $  1,112,514   $2,819,330
Eugene D. Conner........    50,000        1.91%        $35.38       5/8/05   $  1,112,514   $2,819,330

--------
/(1)/ Each option has a ten-year term. Each option is subject to earlier termination upon the optionee's termination of employment, death or disability as provided in the 1992 Stock Incentive Plan and the optionee's option agreement. The exercise price may be paid in cash or in shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. All options become cumulatively exercisable in two equal installments on July 10, 1996 and July 10, 1997. Upon an optionees' termination of employment, death or disability, options may be exercised only to the extent exercisable on the date of such termination of employment, death or disability. Options may also become fully exercisable upon a Change in Control of the Corporation or in accordance with an optionee's management continuity agreement. See the discussion under "Compensation Agreements" and "Change in Control Arrangements." No stock appreciation rights ("SARs") were granted to the executive officers listed in the table during 1995.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

          (A)                (B)          (C)                   (D)                           (E)

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          NUMBER OF                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                           SHARES                    OPTIONS/SARS AT 12/31/95    OPTIONS/SARS AT 12/31/95/(1)/
                         ACQUIRED ON     VALUE     ----------------------------- -----------------------------
     NAME                 EXERCISE   REALIZED/(1)/ (EXERCISABLE) (UNEXERCISABLE) (EXERCISABLE) (UNEXERCISABLE)
     ----                ----------- ------------- ------------- --------------- ------------- ---------------
W. J. Sanders III.......        0     $        0      800,000        400,000      $6,950,000      $700,000
Richard Previte.........   88,750     $1,990,793      245,550        200,000      $  356,841      $      0
Stephen J. Zelencik.....        0     $        0      123,125        100,000      $  172,275      $      0
Marvin D. Burkett.......   25,000     $  737,500      248,784        100,000      $1,367,070      $      0
Eugene D. Conner........        0     $        0      309,264        100,000      $2,107,950      $      0

--------
/(1)/ Value for these purposes is based solely on the difference between market value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of ("In-the-Money") options/SARs.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              ADVANCED MICRO DEVICES, S&P 500 COMPOSITE INDEX AND
                      S&P HIGH TECHNOLOGY COMPOSITE INDEX

  The following graph shows a five-year comparison of cumulative total return on common stock for the Corporation, the S&P 500 Composite Index, and the S&P High Technology Composite Index.



                                    (CHART)



  The chart above assumes $100 invested on December 31, 1990, in Advanced Micro Devices, Inc. common stock, S&P 500 Composite Index and S&P High Technology Composite Index, and the reinvestment of dividends. The graph was plotted using the following data:

                                              YEAR ENDING DECEMBER 31
                                    --------------------------------------------
                                    1990  1991    1992    1993    1994    1995
                                    ---- ------- ------- ------- ------- -------
AMD................................ $100 $358.97 $371.79 $364.10 $510.26 $338.56
S&P 500............................ $100 $130.47 $140.41 $154.56 $156.60 $215.45
S&P High Technology................ $100 $114.08 $118.79 $146.13 $170.31 $245.32

COMPENSATION AGREEMENTS

  Chairman's Employment Agreement. The Corporation has an employment agreement with Mr. Sanders, the term of which commenced July 1, 1991, and continues until December 31, 1996, unless terminated prior to that time by a majority vote of the full Board of Directors. Mr. Sanders may extend the term of the employment agreement for an additional one-year period upon written notice to the Corporation given no later than October 15, 1996. Mr. Sanders' annual base compensation is currently $978,887. This amount may be increased (but not reduced) by the Board of Directors or its delegate. In accordance with Mr. Sanders' contract, his 1994 base salary of $952,225 was increased to $978,887. This 2.8% increase was equal to the cost of living increase as permitted by regulations under Section 162(m) of the Code. Additional incentive compensation is payable in the form of an annual incentive bonus equal to 0.6% of the adjusted operating profits of the Corporation. However, such annual bonus may not be greater than 200% of his annual base salary. The amount of the annual incentive bonus which exceeds the maximum bonus payable in a particular year (the "Unpaid Contingent Bonus"), if any, shall be added to the bonus determined for any of the next three fiscal years (or such shorter number of fiscal years then remaining in the term), provided that the addition of the Unpaid Contingent Bonus does not cause the bonus otherwise payable to exceed the maximum incentive bonus payable in that year. If the Unpaid Contingent Bonus is not paid within such period it will not be paid in any subsequent year. "Adjusted operating profits" are deemed for these purposes to constitute the Corporation's operating income as reported on the Corporation's financial statements, adjusted for any pretax gain or loss from any joint ventures and increased by any expenses accrued for profit sharing plan contributions, bonuses under the Corporation's Executive Bonus Plan, the bonuses to the Corporation's Chief Operating Officer, and the bonus payable to Mr. Sanders. Mr. Sanders may also receive a discretionary bonus, not subject to the 200% of base salary limitation, in an amount (if any) fixed by the Board, based on the Board's assessment of his performance during the period for which the bonus is payable.

  Under the employment agreement, the Corporation is obligated to guarantee the repayment of any loan obtained by Mr. Sanders for the purpose of exercising options or warrants to purchase stock of the Corporation, and to pay the interest on any such loan. The Corporation's obligation to guarantee such loans and pay interest thereon continues for a period of 13 months following the date of the event that causes Mr. Sanders to incur tax liability by virtue of having exercised options or warrants to purchase stock of the Corporation. The amount of any such guarantee and the amount on which interest will be paid is limited to the exercise price of the options and warrants plus taxes paid by Mr. Sanders from exercise through such 13-month period by reason of the exercise. The Corporation may also limit such guarantee obligations in order to comply with state and federal law or to comply with financial covenants imposed by the Corporation's lenders. Mr. Sanders is also entitled to receive certain benefits upon his disability (as that term is defined in the employment agreement) and upon his death while employed by the Corporation. Mr. Sanders is also entitled to receive such other benefits of employment with the Corporation as are generally available to members of the Corporation's management.

  If the Corporation terminates Mr. Sanders' employment (for reasons other than theft, misappropriation or conversion of corporate funds) or constructively terminates Mr. Sanders which includes re-assigning him to lesser duties, reducing or limiting his compensation or benefits, removing him from his responsibilities other than for good cause, requiring him to relocate or transfer his principal place of residence, or not electing or retaining him as Chairman and Chief Executive Officer and a Director of the Corporation, the Corporation is nevertheless obligated to pay Mr. Sanders his annual base salary (at the annual rate in effect as of the date of the event triggering the payment) for the unexpired balance of the term of the agreement, but no less than one full year's base salary at such rate. In such circumstances, the Corporation would also be obligated to pay Mr. Sanders the incentive compensation to which he would have been entitled for the fiscal year during which such termination or other event takes place and for the following fiscal year, plus the amount of any Unpaid Contingent Bonus then remaining unpaid. In addition, under such circumstances, any options which Mr. Sanders holds on stock of the Corporation will become fully exercisable for the remainder of the ten-year term, and the restrictions on any shares of restricted stock of the Corporation which Mr. Sanders may then hold will lapse. This accelerated vesting provision does not apply to the performance-based restricted stock awarded in 1994. Mr. Sanders will also be entitled to receive all benefits due him under the Corporation's tax-qualified employee benefit plans and any supplementary plans as well as any unvested company contributions. He will also have the right to be paid his legal fees for contesting any portion of the employment agreement including termination or in connection with any tax audit seeking to assess an excise tax on the payments under the agreement. Mr. Sanders will also be entitled to receive, for five years following termination or such other event, health and welfare benefits comparable to those he was receiving, reimbursements for all income taxes due on the receipt of such benefits, the use of a Corporation automobile, up to $25,000 each year for expenses incurred for estate, tax and financial planning, and an office and secretarial services equivalent to those provided Mr. Sanders while he was Chairman and Chief Executive Officer. For at least six years following termination or such other event, Mr. Sanders will be indemnified by the Corporation to the same extent as prior thereto and be provided with director's and officer's fiduciary and professional liability insurance equivalent to the insurance carried by the Corporation while he was Chairman and Chief Executive Officer. Mr. Sanders is also entitled to receive an amount from the Corporation necessary to reimburse Mr. Sanders for any federal excise tax imposed on Mr. Sanders by reason of his receipt of payments under his employment agreement or otherwise, so that he will be placed in the same after-tax position as he would have been in had no such tax been imposed.

  If Mr. Sanders' employment is terminated by the Corporation for good cause, as defined in the employment agreement, or cause as defined in the California Labor Code (other than as a result of certain actions by the Corporation), or Mr. Sanders voluntarily terminates his employment, the Corporation has the right to retain Mr. Sanders as a consultant for 12 months thereafter, but in no event beyond the unexpired balance of the term of his employment agreement, at a rate of compensation equal to that then in effect pursuant to the employment agreement. While so retained, Mr. Sanders is prohibited from being associated with any competitive business. If the Corporation does not exercise this right, Mr. Sanders' right to compensation ceases upon his resignation or termination for good cause as described above.

  If Mr. Sanders' employment is terminated by reason of his disability or death, he or his estate is entitled to his full base salary under the agreement for the unexpired balance of its term, plus the incentive compensation for the fiscal year in which such termination occurred and for the following fiscal year, plus the amount of any Unpaid Contingent Bonus then remaining unpaid. In addition, the restrictions on any restricted stock of the Corporation which Mr. Sanders holds will lapse. This accelerated vesting provision does not apply to the performance-based restricted stock awarded in 1994. In addition, any options Mr. Sanders holds to purchase the Corporation's stock which would have become vested within two years from the date of termination will become fully vested for the remainder of the ten-year term. In the event of Mr. Sanders' death, the Corporation must pay to his designated representative, his personal representative or his estate as a death benefit, compensation for a period of 12 months after his death at the same monthly rate of compensation which prevailed during the month of his death. In addition, his beneficiaries will be entitled to receive that portion of the death benefit payable under a $1,000,000 face amount policy which exceeds the aggregate premiums paid by the Corporation on that policy. Further, if his death occurs before his rights in the policy described in footnote 3 to the Summary Compensation Table become unencumbered, his beneficiary will be entitled to a portion of the death benefit described in that footnote.

  Bonus Agreements. In 1992, the Corporation entered into a bonus agreement with Mr. Previte. Under the terms of the agreement, Mr. Previte receives 0.3% of adjusted operating profits of the Corporation up to an annual maximum. Any amount in excess of the maximum is carried over as an Unpaid Contingent Bonus, similar to that under Mr. Sanders' employment agreement. If the Unpaid Contingent Bonus is not payable within the specified time, it is forfeited. "Adjusted operating profits" are treated in the same manner as under Mr. Sanders' employment agreement.

  Deferred Compensation Elections. Messrs. Sanders, Previte, Burkett and Conner have filed elections to defer compensation under the Advanced Micro Devices Executive Savings Plan (the "Plan"). The Plan is an unfunded, nonqualified plan of deferred compensation. Under the Plan, a participant may elect to defer up to 50% of salary and 100% of any bonus. The Corporation has established bookkeeping accounts to record the amounts of deferrals under the Plan, plus any gains or losses, as described below. In addition, the Corporation matches the salary deferrals by crediting each participant's account with an amount equal to 50% of the salary deferred by that participant. Such matching contribution cannot exceed 1.5% of the executive's salary in excess of the maximum recognizable compensation allowed under Section 401(a)(17) of the Code. While a participant is employed by the Corporation, he may select one or more types of investment funds in which his deferred compensation will be deemed to be invested. The Corporation selects the actual commercially available investment funds to be used in determining the amount of earnings or losses to be credited to a participant's account. The amounts credited to a participant's accounts are paid following termination of his employment in either a lump sum or substantially equal annual installments over three to ten years. The amount of benefits payable under the Plan will be offset by the cash surrender value of the life insurance policies referred to below if the participant's ownership rights in the policy become unencumbered as a result of the occurrence of one of the events outlined in footnote 3 to the Summary Compensation Table.

  Life Insurance Agreements. As described more fully in footnote 3 to the Summary Compensation Table, the Corporation has purchased individual life insurance policies for Messrs. Sanders, Previte, Zelencik, Burkett and Conner, and has agreed to make certain premium payments on such policies. Each executive will be entitled to exercise his ownership rights in the policy free of the security interest granted to the Corporation upon the occurrence of one of the events described in the footnote. If an executive's rights in his policy become unencumbered, his benefits under the Advanced Micro Devices Executive Savings Plan will be reduced by an amount equal to the cash surrender value of the policy. If the executive terminates employment before his rights in the policy become unencumbered, the Corporation will be entitled to receive an amount equal to the cash surrender value of the policy. If the executive dies while employed by the Corporation and before his rights in the policy become unencumbered, his beneficiary will be entitled to receive a portion of the policy's death benefit equal to three times the executive's salary, subject to a limitation of $2,000,000.

  Other Agreements. Effective August 27, 1994, Mr. Holbrook resigned from his position as Chief Technical Officer of the Corporation, a position he held since 1990, but continues to serve as Vice Chairman of the Board of Directors until his term expires at the 1996 Annual Meeting of Stockholders. The Corporation and Mr. Holbrook entered into an agreement pursuant to which Mr. Holbrook agreed to become a part-time employee of the Corporation, devoting up to thirty-five hours per month to advise the Corporation with respect to various matters, through July 31, 1995. This agreement was extended through April 25, 1996. Mr. Holbrook is compensated at the bi-weekly rate of $5,592. Mr. Holbrook's stock options continue to vest as a part-time employee. He continues to be eligible to participate in certain of the Corporation's employee benefit plans including the profit sharing and 401(k) plans.

CHANGE IN CONTROL ARRANGEMENTS

  Management Continuity Agreements. The Corporation has entered into management continuity agreements with each of its executive officers named in the Summary Compensation Table, designed to ensure their continued services in the event of a Change in Control. Except for Mr. Sanders' management continuity agreement, all the agreements provide that benefits are payable only if the executive officer's employment is terminated by the Corporation (including a constructive discharge) within two years following a Change in Control. For purposes of the agreements, a Change in Control includes any change of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. A Change in Control is conclusively presumed to have occurred on (1) acquisition by any person (other than the Corporation or any employee benefit plan of the Corporation) of beneficial ownership of more than 20% of the combined voting power of the Corporation's then outstanding securities; (2) a change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or (3) certain members of the Board determine within one year after an event that such event constitutes a Change in Control.

  All of the management continuity agreements provide that, in the event of a Change in Control, the Corporation will reimburse each executive officer who has signed a management continuity agreement for any federal excise tax payable as a result of benefits received from the Corporation. Other than Mr. Sanders' agreement, the agreements provide that, if within two years after the Change in Control the executive officer's employment is terminated by the Corporation or the executive officer is constructively discharged, the executive officer will receive: (1) a severance benefit equal to three times the sum of his rate of base compensation plus the average of his two highest bonuses in the last five years; (2) payment of his accrued bonus; (3) twelve months' continuation of other incidental benefits; and (4) full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

  Mr. Sanders' management continuity agreement provides that not more than ten business days after a Change in Control, he is entitled to receive an amount equal to three times his annual base compensation plus the average of his two highest bonuses in the last five years, whether or not his employment by the

Corporation is terminated. In addition, all stock options and stock appreciation rights that Mr. Sanders holds will become fully vested on the occurrence of a Change in Control and the restrictions on any shares of restricted stock of the Corporation which he may hold will lapse as of such date. The deductibility limitation of $1 million for certain executive compensation under Section 162(m) must be reduced by payments which are considered "excess parachute payments" under Section 280G of the Code. Some of the payments made under the management continuity agreements may be considered "excess parachute payments" and, if so characterized, could increase the portion of the compensation paid to the affected executive which the Corporation could not deduct.

  Vesting of Stock Options, Limited Stock Appreciation Rights and Restricted Stock. All options and associated limited stock appreciation rights ("LSARs") granted to officers of the Corporation shall become exercisable upon the occurrence of any change in the beneficial ownership of any quantity of shares of common stock of the Corporation (where the purpose for the acquisition of such beneficial ownership is other than passive investment), that would effect a Change in Control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, other than a change that has been approved in advance by the Corporation's Board of Directors. A Change in Control shall be conclusively deemed to have occurred if any person (other than the Corporation, any employee benefit plan, trustee or custodian therefor) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities. Under the Corporation's 1980 and 1986 stock appreciation rights plans, outstanding LSARs may be exercised for cash during a thirty-day period following the expiration date of any tender or exchange offer for the Corporation's common stock (other than one made by the Corporation); provided the offeror acquires shares pursuant to its offer and owns thereafter more than 25% of the outstanding common stock. In addition, all options granted under the 1982 Stock Option Plan and the 1992 Stock Incentive Plan become fully vested on termination of employment within one year following a Change in Control as defined in that plan.

  Restricted stock awarded under the 1987 Restricted Stock Award Plan, if provided for in the individual restricted stock award agreement, will be subject to accelerated vesting in connection with a change in control of the Corporation as defined in the particular agreement. Messrs. Sanders' and Previte's restricted stock award agreements provide that their restricted stock will vest if more than 50% of the outstanding equity or assets of the Corporation are acquired by another corporation pursuant to merger, sale of substantially all the assets, tender offer or other business combination, other than a transaction in which the stockholders of the Corporation prior to the transaction retain a majority interest in the surviving corporation. Further, as described above, stock options, stock appreciation rights and restricted stock held by executive officers who have entered into management continuity agreements with the Corporation will vest in accordance with the terms of such agreements in connection with a Change in Control of the Corporation as defined in such agreements.

  Life Insurance Agreements. The life insurance agreements described in footnote 3 to the Summary Compensation Table provide that Messrs. Sanders, Previte, Zelencik, Burkett and Conner will become entitled to fully exercise their rights in their life insurance policies free of the security interest granted to the Corporation if they are terminated without cause at any time or if they are constructively discharged within six months prior to or thirty-six months following a Change in Control of the Corporation. For this purpose, Change in Control has the same meaning as defined under the management continuity agreements described above. However, if an executive's rights in his policy become unencumbered under these circumstances, his benefits under the Advanced Micro Devices Executive Savings Plan will be reduced by an amount equal to the cash surrender value of the policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dr. Friedrich Baur, a nominee for director of the Corporation, is a 50% owner of MST Beteiligungs und Unternehmensberatungs GmbH, a corporation formed under the laws of the Federal Republic of

Germany ("MST Group"). MST Group owns 24.5% of MST Communications GmbH, also a corporation formed under the laws of the Federal Republic of Germany ("MST Communications"). MST Communications entered into a contract with the Saxony State Ministry for Economics and Labor commencing October 1, 1994, and terminating December 31, 1997, under which it receives a grant in return for advising authorities in the State of Saxony, the Federal Republic of Germany, regarding the production of microprocessors by the Corporation using .35 micron technology in the State of Saxony. MST Communications also advises the Saxony State Ministry for Economics and Labor as well as Saxony industrial companies and institutions regarding projects in the fields of multimedia development, lightweight vehicle manufacturing, environmental remediation and recycling facilities. Assuming an exchange rate of DM 1.45 to $1.00, under the contract, MST Communications has received $154,479 through December 31, 1995, and is expected to receive $55,172 and $52,414 in 1996 and 1997, respectively. The contract provides that MST Communications must incur expenditures of at least $393,104 during the contract term in order to qualify for grant payments. The contract provides that the monies due to MST Communications in 1997 will not be paid in the event that the Corporation decides not to continue with construction of a wafer fabrication facility in Dresden. The Corporation announced in December 1995 that it intended to construct a submicron wafer fabrication facility and design center in Dresden, Germany at an estimated cost of approximately $1.5 billion over the next five years before government financing. Groundbreaking for the new facility is scheduled for the end of 1996. The governments of the Federal Republic of Germany and the State of Saxony will provide substantial financial assistance to the Corporation through grants and allowances, loan guarantees and loan interest subsidies. The Corporation has commitments to make cash investments and loans aggregating $350 million over the next four years in connection with this facility, including $75 million in 1996.

  Prior to AMD's acquisition of NexGen on January 17, 1996, and in connection with Mr. S. Atiq Raza's employment by NexGen in September 1988, NexGen made two loans, evidenced by two promissory notes, to him of $50,000 each, bearing interest at 9% per annum, with interest payable semi-annually, and principal due October 17, 1989, and October 17, 1998, respectively. In February 1990, in recognition of Mr. Raza's continued service to NexGen, NexGen and Mr. Raza entered into an agreement to extend the maturity date of the note due in 1989 and to reduce the interest rate thereon to 7.98%. In addition, the interest rate on the note due in 1998 was reduced to 8.12%. In February 1992, in recognition of Mr. Raza's continued service to NexGen, NexGen agreed to extend the maturity date on the $50,000 note originally due in 1989 to October 17, 1996, to reduce the interest rate thereon to 7.07%, and to pay Mr. Raza a bonus on October 17, 1996, equal to all interest accrued on the note while Mr. Raza was an employee. Such bonus is to be paid in the form of cancellation of indebtedness on the note. AMD assumed these arrangements as a result of its acquisition of NexGen. The largest aggregate amount outstanding under such loans as of February 26, 1996 was $128,874.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Under the securities laws of the United States, the Corporation's directors, executive officers, and any persons holding more than ten percent of the Corporation's common stock are required to report, to the Securities and Exchange Commission and to the New York Stock Exchange, their initial ownership of the Corporation's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Corporation is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. To the Corporation's knowledge, all of these requirements were satisfied in 1995.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED SLATE OF DIRECTORS FOR THE CURRENT YEAR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" THE PROPOSED NOMINEES.

PROPOSAL NO. 2--RATIFICATION OF INDEPENDENT AUDITORS

  Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation for the current year. Ernst & Young LLP have been the Corporation's independent auditors since its incorporation in 1969.

  Audit services of Ernst & Young LLP during the Fiscal Year included the examination of the consolidated financial statements of the Corporation and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

  The Audit Committee of the Corporation meets with Ernst & Young LLP on an annual or more frequent basis. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE CURRENT YEAR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION.

PROPOSAL NO. 3--APPROVAL OF ADVANCED MICRO DEVICES, INC. 1996 STOCK INCENTIVE
PLAN

  The Corporation's stockholders are also being asked to approve the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the "AMD 1996 Stock Plan") and the reservation of 6,500,000 shares of AMD authorized common stock for issuance thereunder. The AMD 1996 Stock Plan is the successor equity incentive plan to the Advanced Micro Devices, Inc. 1992 Stock Incentive Plan. As of February 26, 1996, there are approximately 1,864,700 shares of AMD common stock available for issuance under the Corporation's current option plans, which are insufficient to fulfill the Corporation's compensation objectives. Options will continue to be granted under current plans until the shares available for issuance thereunder are exhausted or until the plans expire. If the Corporation's stockholders approve the AMD 1996 Stock Plan, under which non-employee Directors will automatically receive options pursuant to the plan's formula grant provisions, similar provisions for non-employee Directors contained in the 1992 Incentive Plan will be discontinued immediately.

  Equity incentives have continually been a significant component of compensation for a broad range of the Corporation's employees. This practice has enabled the Corporation to attract and retain the talent which it continues to require. By linking key employees' compensation to corporate performance, the employees' reward is directly related to the Corporation's success. The Corporation believes the use of equity incentives increases employee motivation to improve stockholder value.

  The purpose of the AMD 1996 Stock Plan is to enable the Corporation and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to officers and other eligible key employees, consultants and advisors and non-employee directors ("Outside Directors") upon whom rest major responsibilities for the successful operation and management of the Corporation and its affiliates. The AMD 1996 Stock Plan is intended to enable the Corporation to attract qualified personnel in a highly competitive labor market. The Corporation intends future increases in the value of securities granted under the AMD 1996 Stock Plan to form part of the compensation for services to be rendered by such persons in the future.

  The Board of Directors adopted the AMD 1996 Stock Plan effective February 7, 1996, subject to stockholder approval. Below is a summary of the principal provisions of the AMD 1996 Stock Plan and its operation. A copy of the AMD 1996 Stock Plan is set forth in full in Appendix A to the Proxy Statement, and the following description of the AMD 1996 Stock Plan is qualified in its entirety by reference to that Appendix.

SUMMARY DESCRIPTION OF THE AMD 1996 STOCK PLAN

  Number of Shares Subject to the AMD 1996 Stock Plan. The AMD 1996 Stock Plan reserves for issuance up to 6,500,000 shares of AMD common stock pursuant to the exercise of options granted under such plan. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the AMD 1996 Stock Plan. The market value of the Corporation's common stock on the New York Stock Exchange as of February 26, 1996, was $19.75 per share.

  In order to comply with the requirements for deductibility under Section 162(m) of the Code the maximum number of shares which may be granted to an individual under the AMD 1996 Stock Plan during the full ten-year term of the AMD 1996 Stock Plan is 2,000,000 shares.

  Administration and Duration of the AMD 1996 Stock Plan. Authority to administer the AMD 1996 Stock Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee. The Board has also delegated authority to Mr. Sanders, acting as the sole member of the Employee Stock Committee of the Board, to grant awards covering up to 25,000 shares per year to any employee who is not also an officer or member of the Board.

  The AMD 1996 Stock Plan will terminate on February 7, 2006, but the Board retains the right to suspend, terminate or amend the plan at any time. On termination of the plan, outstanding awards remain in effect until they expire by their terms, are forfeited or otherwise terminate.

  Eligibility for Participation. Options may be granted under the AMD 1996 Stock Plan by the appropriate administrative committee of the Board to key full or part-time employees, officers, consultants and advisors of the Corporation and its affiliates. Management estimates that as many as 3,100 of its present employees are currently eligible to receive awards under the AMD 1996 Stock Plan. However, depending upon numerous factors, awards may be granted to a significantly larger or smaller number of employees. Management is not able to estimate the number of consultants and advisors that may be eligible to receive awards under the AMD 1996 Stock Plan. Outside Directors are also eligible for the grant of options pursuant to the nondiscretionary provisions of the AMD 1996 Stock Plan. Assuming all nominees are elected at the 1996 Annual Meeting of Stockholders, there will be five Outside Directors eligible to receive options under the AMD 1996 Stock Plan.

  Terms of Options. Options granted to employees may be either incentive stock options ("ISOs") which satisfy the requirements of Code Section 422 or nonstatutory options ("NSOs") which are not intended to satisfy such requirements. Options granted to Outside Directors, consultants and advisors may only be NSOs.

  The option exercise price of ISOs may not be less than the fair market value of the Corporation's common stock on the date of grant of the ISO. The option exercise price of NSOs may not be less than 100% of the fair market value of the Corporation's common stock on the date of grant of the NSO. Payment of the exercise price may be made in cash, by certified check, promissory note, other shares of the Corporation's common stock, or through a same day sale program. In addition, the Board may authorize loans and loan guarantees for the exercise price. The term of an ISO may not exceed ten years. The term of an NSO may not exceed ten years plus one day.

  Options granted to employees generally are made cumulatively exercisable in annual installments, although the actual dates of exercise may be modified by the Board or its delegate so long as the option holder's interest is not thereby diminished without the option holder's consent. Options may be made exercisable only under such conditions as the Board or its delegate may establish, such as if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee's employment terminates because of misconduct, such option terminates immediately. If an optionee's employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (twelve months where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option's term. In no case may an option be exercised after the expiration of the option term. An option may be exercised by the optionee or his guardian or legal representative.

  Outside Director Option Program. An Outside Director who has not previously been elected or appointed as a member of the Board will be granted an initial option for 12,000 shares on his or her election or appointment (a "First Option"). First Options vest in increments of 4,800, 3,600, 2,400, and 1,200 on July 15 of the first, second, third and fourth calendar year following grant. On the first business day coincident with or following each annual meeting of the Corporation's stockholders at which an Outside Director is re-elected, he or she will automatically receive an additional option for 3,000 shares (an "Annual Option"), vesting in three increments of 1,000 shares on each July 15 of the second, third and fourth calendar year following re-election. Options held by Outside Directors may be exercised for up to twelve months following termination of their service on the Board to the extent the Options are vested on the date of termination. Options which are not vested on the date of termination are canceled. Options held by Outside Directors will become fully vested for exercise upon a Change of Control. See the section entitled "Acceleration in Connection with a Change of Control" below.

  Acceleration in Connection with a Change of Control. If a participant's employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers of the Corporation as defined in the AMD 1996 Stock Plan, there is a constructive termination of their employment) within one year after a Change of Control, all options held by such a participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. Options held by Outside Directors become fully vested upon a Change of Control without regard to termination of their service as a director. In general, a "Change of Control" will be deemed to have occurred upon the acquisition of more than 20% of either the then outstanding shares of AMD common stock or the combined voting power of the Corporation's then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which the Corporation is not the surviving entity, or a liquidation of the Corporation or a sale of substantially all of the Corporation's assets.

  New Plan Benefits Table. The following table shows in the aggregate the Annual Options that will be granted to Outside Directors under the AMD 1996 Stock Plan if the stockholders approve the AMD 1996 Stock Plan. Since all current Outside Directors are incumbent directors, no Outside Director who is elected at the 1996 Annual Meeting of Stockholders will receive a First Option. Because future awards to executive officers and employees of the Corporation are discretionary and cannot be determined at this time, the table does not reflect any such awards.

                                              EXERCISE PRICE
               NAME AND POSITION                (PER SHARE)    NUMBER OF SHARES
               -----------------              --------------   ----------------
   All current directors/(1)/ who are not
    executive officers as a group            Fair market value
    (5 persons).............................  on date of grant      15,000

--------
/(1)/ Excluding Mr. Holbrook who is not standing for re-election as a director at the 1996 Annual Meeting of Stockholders.

  Federal Tax Consequences--Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income which the optionee may elect to satisfy by having the Corporation withhold shares from the shares otherwise due or by delivering a sufficient number of previously owned shares of the Corporation's common stock to the Corporation. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

  Incentive Stock Options. No taxable income is recognized by the optionee at the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition of the shares, the optionee generally will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares at the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid therefor will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and such gain will be long-term if the shares have been held for more than one year following exercise of the option.

  Alternative Minimum Tax. The difference between the fair market value of shares subject to an ISO on the date of exercise and the exercise price of such shares is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the shares subject to the ISO on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the shares subject to an ISO occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of such shares that is a qualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares subject to the ISO at exercise over the amount paid for such shares.

  Deduction to the Corporation. The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO. The deduction generally will be allowed for the taxable year of the Corporation in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with such exercise.

  If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then the Corporation will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount which is taxable to the employee as ordinary income. In no other instance will the Corporation be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

  Under Section 162(m) of the Code, the Corporation is not entitled to a deduction for certain executive compensation in excess of $1,000,000. This limitation applies to compensation paid to the Corporation's Chief Executive Officer and to each of its next four most highly compensated executive officers. Amounts treated as compensation pursuant to the exercise of stock options are subject to the deduction limit, unless the option exercise price is at least equal to the fair market value of the underlying stock on the date of grant. In addition, the grant of options must be made by a committee of at least two "outside directors" as defined under Code Section 162(m). Awards granted under the AMD 1996 Stock Plan are intended to qualify for full deductibility.

REQUIRED VOTE

  An affirmative vote of the holders of a majority of the shares of AMD common stock present in person or represented by proxy and entitled to vote on the AMD 1996 Stock Plan is required for approval. Abstentions will be counted for purposes of determining the number of shares present and entitled to vote and will have the effect of a vote against the AMD 1996 Stock Plan. Broker non-votes, if any, will not be counted in determining the number of shares present and entitled to vote on the 1996 Stock Plan.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMD 1996 STOCK INCENTIVE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL.

PROPOSAL NO. 4--APPROVAL OF ADVANCED MICRO DEVICES, INC.--1996 EXECUTIVE INCENTIVE PLAN

  The Corporation's stockholders are being asked to approve the Advanced Micro Devices, Inc. 1996 Executive Incentive Plan (the "Executive Incentive Plan"). The Board adopted the Executive Incentive Plan effective February 7, 1996, subject to stockholder approval.

  The Corporation has had a longstanding practice of linking key employees' compensation to corporate performance. This increases employee motivation to improve stockholder value--the employee's reward is directly related to the Corporation's success. A performance-based incentive plan rewards key employees for achieving objectives for the financial performance of the Corporation and its business units. The purposes of the Executive Incentive Plan are to motivate key employees to improve stockholder value by linking a portion of their cash compensation to the Corporation's financial performance, reward key employees for improving the Corporation's financial performance and help attract and retain key employees.

  Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Corporation's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. The Corporation can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m) of the Code. For compensation paid under the Executive Incentive Plan to qualify as "performance based compensation," the Executive Incentive Plan must be approved by stockholders. The Executive Incentive Plan is intended to permit the Corporation to pay incentive compensation which qualifies as performance-based compensation, thereby permitting the Corporation to continue to receive a federal income tax deduction for the payment of such incentive compensation.

  Below is a summary of the principal provisions of the Executive Incentive Plan. A copy of the Executive Incentive Plan is set forth in full in Appendix B to the Proxy Statement and the following description of the Executive Incentive Plan is qualified in its entirety by reference to that Appendix.

SUMMARY DESCRIPTION OF THE EXECUTIVE INCENTIVE PLAN

  The Executive Incentive Plan will be administered by the Compensation Committee. The members of the Compensation Committee must qualify as "outside directors" under Section 162(m) in order for cash awards under the Executive Incentive Plan to qualify as deductible performance-based compensation under
Section 162(m). Subject to the terms of the Executive Incentive Plan, the Compensation Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. During any fiscal year of the Corporation, no participant may receive an award of more than $5,000,000.

  In selecting participants for the Executive Incentive Plan, the Compensation Committee will choose key employees of the Corporation and its affiliates who are likely to have a significant effect on the Corporation's success. The actual number of employees who will receive awards under the Executive Incentive Plan cannot be determined because eligibility for participation is in the discretion of the Compensation Committee. However, for calendar year 1995, there were currently 33 employees approved for participation in the prior AMD Bonus Plan. Participation in future years will be in the discretion of the Compensation Committee, but it currently is expected that a similar number of employees will participate in each such year. It is not expected that AMD's Chief Executive Officer or Chief Operating Officer will participate in the Executive Incentive Plan because of pre-existing contractual incentive compensation arrangements, at least until such arrangements have expired or otherwise terminated. These arrangements are more fully described in the section entitled "Compensation Agreements" of the Proxy Statement.

  Under the Executive Incentive Plan, the Compensation Committee will determine the fiscal year or other performance period for measuring actual performance ("performance period"). The Compensation Committee will establish (a) the performance goals which are to be monitored during the performance period and the target level of performance for each business criterion and (b) a formula for calculating a participant's award depending on how actual performance compared to the pre-established performance goals. Performance goals may be based on business criteria including: return on net assets, net income, earnings per share, return on equity, return on investment, market share, operating income, strategic positioning programs, cash flow, stockholder return, revenue, new product releases and revenue growth.

  The Compensation Committee may set performance periods and performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals based on either Corporation-wide or business unit results, as deemed appropriate in light of the participant's specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation Committee may (but is not required to) specify performance goals for the Corporation and/or one of its business units.

  After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance which was achieved. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Executive Incentive Plan generally will be payable in cash after the end of the performance period during which the award was earned.

  Given that payments under the Executive Incentive Plan are determined by comparing actual performance to the performance goals established by the Compensation Committee, it is not possible to conclusively state the amount of benefits which will be paid under the Executive Incentive Plan for any performance period. The following table sets forth the awards that would have been earned by each of the following persons and groups if the Executive Incentive Plan had been in effect for 1995. Because the 1996 performance goals have not yet been established, the amounts in this table have been calculated by applying the performance goals that were adopted by the Compensation Committee for fiscal year 1995 under the Corporation's current bonus plan based on 1995 results.

                                                         PROJECTED DOLLAR VALUE
                   NAME AND POSITION                    BASED ON 1995 OBJECTIVES
                   -----------------                    ------------------------
Stephen J. Zelencik, ..................................        $  341,423
 Sr. Vice President and
 Chief Marketing Executive
Marvin D. Burkett, ....................................        $  293,479
 Sr. Vice President and
 Chief Financial and
 Administrative Officer and Treasurer
Eugene D. Conner, .....................................        $  292,677
 Sr. Vice President, Operations
All current executive officers as a group..............        $1,339,876

  The Compensation Committee may amend or terminate the Executive Incentive Plan at any time and for any reason. As required or appropriate, in order to continue the plan's qualification under Section 162(m), material amendments to the Executive Incentive Plan will be subject to stockholder approval.

  As discussed above, under Code Section 162(m), AMD is not entitled to a deduction for certain executive compensation in excess of $1,000,000. The Corporation can, however, deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m) of the Code. If the stockholders approve the Executive Incentive Plan, the compensation payable under the Executive Incentive Plan is expected to qualify as "performance-based compensation" and be fully deductible by the Corporation.

REQUIRED VOTE

  An affirmative vote of the majority of the shares of AMD's common stock present in person or represented by proxy and entitled to vote on the Executive Incentive Plan is required for approval. Abstentions will be counted for purposes of determining the number of shares present and entitled to vote and will have the effect of a vote against the Executive Incentive Plan. Broker non-votes, if any, will not be counted in determining the number of shares present and entitled to vote on the Executive Incentive Plan.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 EXECUTIVE INCENTIVE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL.

PROPOSAL NO. 5--STOCKHOLDER PROPOSAL CONCERNING THE NOMINATING COMMITTEE

  The New York City Employees' Retirement System ("Proponent"), 1 Centre Street, New York, New York 10007-2341, notified the Corporation on October 27, 1995 , that it is the beneficial owner of 257,050 shares of the Corporation's common stock as of September 5, 1995, and that it intends to offer the following proposal for consideration and approval at the 1996 Annual Meeting of Stockholders.

PROPOSAL AND PROPONENT'S STATEMENT OF SUPPORT

  WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

  WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

  WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

  WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

  WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete,

  NOW THEREFORE BE IT RESOLVED, THAT: the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who:
(1) has not been employed by the company, or an affiliate, in an executive capacity within the last five years; (2) is not, and has not been, a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) is not remunerated by the company for personal services (consisting of legal, accounting, investment banking, and management consulting services (whether or not as an employee) for a corporation, division, or similar organization that actually provides the personal services, nor an entity from which the company derives more than 50 percent of its gross revenues); (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; (7) is not part of an interlocking directorate in which the CEO or other executive officers of the corporation serves on the board of another corporation that employs the director. The Committee's responsibilities shall include establishing procedures for the nominating process and developing for board approval the criteria for nomination.

  As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

  We urge you to vote FOR this proposal.

THE CORPORATION'S STATEMENT IN OPPOSITION

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

  The proponent submitted nearly identical proposals in 1993, 1994 and 1995. The proposal was defeated by a margin of almost four to one at the Corporation's 1993 annual meeting--of the shares voted (including abstentions), 77% were AGAINST, 20% were in favor, and 3% abstained. The proposal was also defeated by a large margin at the 1994 annual meeting--of the shares voted (including abstentions), 84.7% were AGAINST, only 13.6% were in favor, and 1.65% abstained. The proposal was defeated again at the 1995 annual meeting--of the shares voted (including abstentions), 79.8 % were AGAINST, only 16.8% were in favor, and 3.4% abstained.

  The Committee consists of a supermajority (75%) of directors who are neither officers nor employees of the Corporation or any of its subsidiaries, nor affiliates of the Corporation. Further, none of the non-employee directors on the Nominating Committee have a relationship that, in the Board's opinion, would interfere with the exercise of independent judgment. Therefore, the Board believes that the non-employee directors on the Nominating Committee are "independent" within the customary definition of that term as used by publicly traded companies. Only one member of the Nominating Committee--founder and Chairman of the Board of Directors, W. J. Sanders III--is also an employee of the Corporation. The Board believes that Mr. Sanders is an indispensable committee member because of his advice, experience and valuable industry contacts.

  The Board of Directors believes that the current Nominating Committee best serves the interests of the Corporation and its stockholders. If this stockholder proposal is adopted and if the Board restructures the Nominating Committee as requested, the Nominating Committee would lose the valuable advice of the Corporation's founder and chairman, W. J. Sanders III, and Mr. Joe L. Roby. Mr. Sanders has guided the Corporation for over twenty-five (25) years and is widely recognized as an industry leader. Both Messrs. Sanders' and Roby's experience and contacts are invaluable in identifying candidates for director and assessing each candidate's potential contribution to the Board.

  The Directors believe that to restructure the Nominating Committee in the manner requested in the stockholder proposal would improperly interfere with the Board's ability to review and share information on prospective nominees. In the Board's view, the definition of independence contained in the proposal is unreasonably restrictive and unduly disqualifies capable persons from being able to serve on the Committee. Among other things, it would exclude persons with past business relationships with the Corporation which have ended, and persons with present business relationships with the Corporation which are immaterial. The Board believes that the persons best suited to evaluate potential new directors are persons close to the industry who understand its dynamics. The proposal could also interfere directly with the Corporation's ability to manage effectively its business. For example, joint venture and cooperative technology relationships are an important part of doing business in the semiconductor industry. In some cases, such strategic partners seek a seat on each other's Board of Directors. Under the proposal, the director representing such a strategic partner would be unable to serve on the Nominating Committee.

  The Board believes that the important issue is not whether "independent" directors should participate in the decision-making process, but rather how the mixture of management and "independent" directors should be determined. The Board believes the flexible approach currently followed allows the Corporation to maximize the respective contributions of the Corporation's management and non-employee directors.

REQUIRED VOTE

  To be adopted, this stockholder proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will be counted for purposes of determining the number of shares present and entitled to vote on the proposal and will have the effect of a vote against the proposal. Broker non-votes will not be counted in determining the number of shares entitled to vote on the proposal.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ANNUAL REPORT AND FINANCIAL STATEMENTS

  The 1995 Annual Report of the Corporation, which includes its audited financial statements for the fiscal year ended December 31, 1995, has accompanied or preceded this Proxy Statement.

STOCKHOLDER PROPOSALS

  Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Secretary of the Corporation not later than November 22, 1996 to be included in the 1997 Proxy Statement.


  AMD, the AMD logo and combinations thereof are trademarks of Advanced Micro
                                 Devices, Inc.

                                   APPENDIX A

             ADVANCED MICRO DEVICES, INC. 1996 STOCK INCENTIVE PLAN

1. PURPOSE

  The purpose of this Plan is to encourage key personnel, Outside Directors and advisors whose long-term service is considered essential to the Company's continued progress, to remain in the service of the Company or its Affiliates. By means of the Plan, the Company also seeks to attract new key employees, Outside Directors and advisors whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such persons in the future. It is intended that this purpose will be effected through the granting of Options.

2. DEFINITIONS

  The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

  (a) "AFFILIATE" The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

  (b) "BOARD" The term "Board" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) below.

  (c) "CHANGE OF CONTROL" The term "Change of Control" shall be deemed to mean any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing (i) no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (ii) "Change of Control" shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

  (d) "CODE" The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

  (e) "COMPANY" The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

  (f) "CONSTRUCTIVE TERMINATION" The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

  (g) "DISINTERESTED DIRECTOR" The term "Disinterested Director" shall mean a member of the Board who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

  (h) "FAIR MARKET VALUE PER SHARE" The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

  (i) "INSIDER" The term "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

  (j) "ISO" The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

  (k) "NSO" The term "NSO" shall mean a nonstatutory stock option not described in Section 422(b) of the Code.

  (l) "OPTION" The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

  (m) "OUTSIDE DIRECTOR" The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

  (n) "PARTICIPANT" The term "Participant" shall mean any person who holds an Option or Restricted Stock Award granted under this Plan.

  (o) "PLAN" The term "Plan" shall mean this Advanced Micro Devices, Inc. 1996 Stock Incentive Plan, as amended from time to time.

  (p) "SHARES" The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 11 of this Plan.

3. ADMINISTRATION

  (a) The Board, whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d); provided, however, that the Board shall delegate administration of the Plan to the extent required by Section 3(e).

  (b) Except for automatic grants of Options to Outside Directors pursuant to
Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

    (1) To grant Options pursuant to the Plan.

    (2) To determine from time to time which of the eligible persons shall be granted Options under the Plan, the number of Shares for which each Option shall be granted, the term of each granted Option and the time or times during the term of each Option within which all or portions of each Option may be exercised (which at the discretion of the Board of its delegate may be accelerated.)

    (3) To prescribe the terms and provisions of each Option granted (which need not be identical) and the form of written instrument that shall constitute the Option agreement.

    (4) To take appropriate action to amend any Option hereunder, including to amend the vesting schedule of any outstanding Option, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

    (5) To determine whether and under what circumstances an Option may be settled in cash or Shares.

  (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

    (1) To construe and interpret the Plan and Options granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

  (d) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

    (1) with respect to the participation of or granting of Options to an employee, consultant or advisor who is not an Insider, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors;

    (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors, or to one or more Insiders.

  (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are Insiders, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option, to a committee of two or more Disinterested Directors who are also "outside directors" within the meaning of Section 162(m) of the Code. Any committee to which administration of the Plan is so delegated pursuant to this
Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

  (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under Section 3(e) above.

  (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4. SHARES SUBJECT TO PLAN

  Subject to the provisions of Section 11 (relating to adjustments upon changes in capitalization), the Shares which may be available for issuance under the Plan shall not exceed in the aggregate 6,500,000 Shares of the Company's authorized Common Stock and may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options granted under the Plan shall for any reason be forfeited or canceled, terminate or expire, the Shares subject to such Options shall be available again for the purposes of the Plan. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option shall become available for future awards under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future awards under the Plan.

5. ELIGIBILITY

  Options may be granted only to full or part-time employees, officers, directors, consultants and advisors of the Company and/or of any Affiliate; provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any Participant may hold more than one Option at any time; provided that the maximum number of shares which are subject to Options granted to any individual shall not exceed in the aggregate two million (2,000,000) Shares over the full ten-year life of the Plan.

6. STOCK OPTIONS--GENERAL PROVISIONS

  (a) Except for automatic grants of Options to Outside Directors under Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board, be granted either as an ISO or as an NSO. No Option may be granted alternatively as an ISO and as an NSO.

  (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the Company or its subsidiaries or parent (as such terms are defined in Section 424 of the Code)) exceeds $100,000, such Options shall be treated as NSOs.

  (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its subsidiaries or parent (as such terms are defined in Section 424 of the Code) unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the Option and the term of the Option does not exceed five (5) years from the date such ISO is granted.

  (d) Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify an ISO under Section 422 of the Code.

7. TERMS OF OPTION AGREEMENT

  Except as otherwise required by the terms of Section 8 hereof, each Option agreement shall be in such form and shall contain such terms and conditions as the Board from time to time shall deem appropriate, subject to the following limitations:

  (a) The term of any NSO shall not be greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten
(10) years from the date it was granted.

  (b) The exercise price of each ISO shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted. NSOs may be granted at an exercise price that is not less than Fair Market Value per Share of the Shares at the time an NSO is granted.

  (c) Unless otherwise specified in the Option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under Section 16 of the Exchange Act.

  (d) Except as otherwise provided in paragraph (e) of this Section 7, the rights of a Participant (other than an Outside Director) to exercise an Option shall be limited as follows:

    (1) DEATH OR DISABILITY: If a Participant's service is terminated by death or disability, then the Participant or the Participant's estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for such other period as the Board may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his death or disability, or to such extent as may otherwise be specified by the Board (which may so specify after the date of his death or disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death or disability.

    (2) MISCONDUCT: If a Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

    (3) TERMINATION FOR OTHER REASONS: If a Participant's service is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment or service, or to the extent otherwise specified by the Board (which may so specify after the date of the termination but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

    (4) EVENTS NOT DEEMED TERMINATIONS: The service relationship shall not be considered interrupted in the case of (i) a Participant who intends to continue to provide services as a director, employee, consultant or advisor to the Company or an Affiliate; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Board, provided such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or between the Company or its Affiliates. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

  (e) If any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's Option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's Option agreement.

  (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

  (g) The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of a Participant, impair any such Participant's rights under any Option previously granted.

8. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

  (a) Each Outside Director shall be granted an Option to purchase 12,000 Shares under the Plan (the "FIRST OPTION") on the date such Outside Director is first elected or appointed as a member of the Board; provided that an Outside Director who has previously been elected as a member of the Board on the Effective Date set forth in Section 14 below shall not be granted a First Option under the Plan. Thereafter, on the first business day coincident with or following each annual meeting of the Company's stockholders, each Outside Director reported as being elected shall be granted an additional Option to purchase 3,000 Shares under the Plan (the "ANNUAL OPTION"). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 8.

  (b) All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

  (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) cash,
(ii) certified or cashier's check, (iii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

  (d) Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable on July 15 of subsequent calendar years, according to the following schedule: 4,800 shares in the first calendar year following the date of grant; 3,600 shares in the second such calendar year; 2,400 shares in the third such calendar year; and 1,200 shares in the fourth such calendar year. Each Annual Option shall vest and become exercisable on July 15 of subsequent calendar years according to the following schedule: in equal installments of 1,000 shares each in the second, third and fourth calendar years following the date of grant. Any Shares acquired by an Outside Director upon exercise of an Option shall not be freely transferable until six months after the date stockholder approval referred to in Section 14 hereof is obtained.

  (e) If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twelve months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's death or disability.

  (f) Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable upon such Change of Control, irrespective of any other provisions of the Outside Director's Option agreement.

  (g) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this
Section 8, except to the extent such other provisions are inconsistent with this Section 8.

9. PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

  With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

  (a) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or its delegate (and, in the case of an ISO, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified or cashier's check,
(iii) promissory note, (iv) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment. Any promissory note shall be a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483, 1274 or 7872 of the Code; provided that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided further, that the portion of the exercise price equal to the par value, if any, of the Shares must be paid in cash;

  (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including Insiders, on such terms as may be approved by the Board for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

10. TAX WITHHOLDING

  (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold federal, state or local taxes relating to the exercise of any Option, the Board may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Option, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option.

  (b) With respect to the exercise of an Option, a Participant may elect (a "WITHHOLDING ELECTION") to pay his minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option, or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired Shares, in each case in accordance with rules and procedures established by the Board. Previously owned Shares delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Board may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the Option becomes taxable. All Withholding Elections are subject to the approval of the Board and must be made in compliance with rules and procedures established by the Board.

11. ADJUSTMENTS OF AND CHANGES IN CAPITALIZATION

  If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of Shares, or any other similar corporate event, then the Board shall make appropriate adjustments to the number of Shares theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan. Outstanding Options shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

12. PRIVILEGES OF STOCK OWNERSHIP

  No Participant will have any rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

13. EXCHANGE AND BUYOUT OF AWARDS; RULE 16b-3

  The Board or its delegate may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options, except as otherwise provided in Section 7(i) with respect to Insiders. The Board or its delegate may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board or its delegate and the Participant may agree. Grants of Options to Insiders are intended to comply with the applicable provisions of Rule 16b-3 and such Options shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such Options in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

14. EFFECTIVE DATE OF THE PLAN

  This Plan will become effective when adopted by the Board (the "EFFECTIVE DATE"). This Plan must be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board or its delegate may grant Options pursuant to this Plan; provided that no Option may be exercised prior to the initial stockholder approval of this Plan. In the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder will be canceled. So long as Insiders are Participants, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

15. AMENDMENT OF THE PLAN

  (a) The Board at any time, and from time to time, may amend the Plan; provided that, except as provided in Section 11 (relating to adjustments upon changes in capitalization), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board.

  (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Exchange Act and the regulations promulgated thereunder and/or to bring the Plan or Options granted under it into compliance therewith.

  (c) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

  (d) To the extent required by Rule 16b-3, the Board may not amend the provisions of Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

16. REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

  An award under this Plan will not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO RIGHT TO EMPLOYMENT

  Nothing in this Plan or in any Option shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

18. MISCELLANEOUS

  The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

                                   APPENDIX B

                          ADVANCED MICRO DEVICES, INC.

                            EXECUTIVE INCENTIVE PLAN
                                 FEBRUARY, 1996

1. PURPOSES

The purposes of the Advanced Micro Devices, Inc. (AMD) Executive Incentive Plan are to motivate the Company's key employees to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward key employees for improving the Company's financial performance, and help attract and retain key employees.

2. DEFINITIONS

  A. "Award" means any cash incentive payment made under the Plan.

  B. "Code" means the Internal Revenue Code of 1986, as amended.

  C. "Committee" means the Compensation Committee of AMD's Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under
     Section 162(m) of the Code.

  D. "Company" means AMD and any corporation or other business entity of which AMD (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

  E. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

  F. "Participant" means any Key Employee to whom an Award is granted under the Plan.

  G. "Plan" means this Plan, which shall be known as the AMD Executive Incentive Plan.

3. ADMINISTRATION

  A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

        (i)  interpret and determine all questions of policy and expediency pertaining to the Plan;
       (ii)  adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;
      (iii)  select Key Employees to receive Awards;
       (iv)  determine the terms of Awards;
        (v)  determine amounts subject to Awards (within the limits prescribed in the Plan);
       (vi)  determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;
      (vii)  grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);
     (viii)  accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that
             Section);
       (ix)  correct any defect, supply any omission, or reconcile any inconsistency in the
             Plan, any Award or any Award notice;
        (x)  take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

      (xi)  adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees to receive Awards; and
     (xii)  amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section
            162(m) of the Code with respect to Awards which are intended to qualify under that Section.

  B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

4. ELIGIBILITY

Only Key Employees as designated by the Committee are eligible to become Participants in the Plan.

5. PERFORMANCE GOALS

  A. The Committee shall establish performance goals applicable to a particular fiscal year (or performance period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued under Code Section 162(m).

  B. Each performance goal applicable to a fiscal year shall identify one or more business criteria of the Company and/or any business unit that are to be monitored during the fiscal year (or performance period), such as:

     . Net income                           . Stockholder return
     . Earnings per share                   . Revenue
     . Return on investment                 . Revenue growth
     . Operating income                     . Market share
     . Strategic positioning programs       . Return on net assets
     . Cash flow                            . Return on equity
                                            . New product releases


  C. The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

  D. The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.

6. AWARDS

  A. Awards may be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee. During any fiscal year of the Company, no Participant shall receive an Award of more $5,000,000.

  B. The Committee, in its discretion, may reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

  C. The payment of an Award requires that the Participant be on the Company's payroll as of the last day of the fiscal year (or performance period). The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion.

  D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

  E. At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be unfunded and shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also credit earnings on cash payments that are deferred and set the rates of such interest.

7. GENERAL

  A. The Plan shall become effective as of January 1, 1996, subject to stockholder approval of the Plan prior to January 1, 1996 or within twelve months thereafter.

  B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

  C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

  D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

  E. The Plan shall be governed by and construed in accordance with the laws of the State of California.

  F. The Board may amend or terminate the Plan (i) at any time and for any reason subject to stockholder approval and (ii) at any time and for any reason if and to the extent the Plan's qualification under Section 162(m) of the Code would not be adversely affected.

                                                                       AMD-90276

                                  DETACH HERE                         AMD 2


PROXY

                         ADVANCED MICRO DEVICES, INC.

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 25, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints W. J. SANDERS III and THOMAS M. MCCOY and each of them as proxies for the undersigned, with full power of substitution to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion on all other matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, April 25, 1996, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of independent auditors, FOR the 1996 Stock Incentive Plan, FOR the 1996 Executive Incentive Plan, AGAINST the stockholder proposal concerning the Nominating Committee, and in the discretion of the proxyholders on other matters which may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

                                  DETACH HERE                           AMD 3

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTORS, FOR RATIFICATION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS, FOR APPROVAL OF THE 1996 STOCK INCENTIVE PLAN, FOR APPROVAL OF THE 1996 EXECUTIVE INCENTIVE PLAN AND AGAINST THE STOCKHOLDER PROPOSAL REGARDING THE NOMINATING COMMITTEE.
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.
--------------------------------------------------------------------------------
Nominees for Directors

W. J. Sanders III, Friedrich Baur, Charles M. Blalack, R. Gene Brown, Richard Previte, S. Atiq Raza, Joe L. Roby, Leonard M. Silverman

1. Election of directors.

        FOR        WITHHELD
        [_]          [_]


--------------------------------------------------------------------------------
[Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.]

2. Ratification of the appointment of independent auditors.

        FOR        AGAINST        ABSTAIN
        [_]          [_]            [_]

3. Approval of the 1996 Stock Incentive Plan.

        FOR        AGAINST        ABSTAIN
        [_]          [_]            [_]

4. Approval of the 1996 Executive Incentive Plan.

        FOR        AGAINST        ABSTAIN
        [_]          [_]            [_]

--------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST Item 5.
--------------------------------------------------------------------------------

5. Stockholder proposal concerning the Nominating Committee.

        FOR        AGAINST        ABSTAIN
        [_]          [_]            [_]
--------------------------------------------------------------------------------

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees so indicate when signing.

Signature: _________________________________________ Date: _____________________


Signature: _________________________________________ Date: _____________________